               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  THE PRINCETON REVIEW, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          [The Princeton Review Logo]

                                                                  April 29, 2002

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the 'Annual Meeting') of The Princeton Review, Inc., which will be held on Tuesday, June 11, 2002 at 10:00 a.m. at The Kitano Hotel, located at 66 Park Avenue, New York, New York 10016.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ John S. Katzman
                                          John S. Katzman
                                          Chairman and Chief Executive Officer

New York, New York

                           THE PRINCETON REVIEW, INC.
                                 2315 BROADWAY
                            NEW YORK, NEW YORK 10024
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2002
                              -------------------

    NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the 'Annual Meeting') of The Princeton Review, Inc. ('The Princeton Review,' 'we,' 'us,' or 'our') will be held on Tuesday, June 11, 2002 at 10:00 a.m. at The Kitano Hotel, located at 66 Park Avenue, New York, New York 10016, for the following purposes:

    1. To elect three Class I directors to serve on our Board of Directors until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002; and

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 23, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Mark Chernis
                                        Mark Chernis
                                        Secretary

New York, New York
April 29, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           THE PRINCETON REVIEW, INC.
                                 2315 BROADWAY
                            NEW YORK, NEW YORK 10024

                          ----------------------------
                                PROXY STATEMENT
                          ----------------------------

                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2002

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Princeton Review, Inc. ('The Princeton Review,' 'we,' 'us,' or 'our') for use at the 2002 Annual Meeting of Stockholders of The Princeton Review to be held on June 11, 2002, and at any adjournments or postponements thereof (the 'Annual Meeting'). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of three Class I directors to our Board of Directors, (2) to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 3, 2002. The Board of Directors has fixed the close of business on April 23, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the 'Record Date'). Only stockholders of record of The Princeton Review's common stock, par value $.01 per share (the 'Common Stock'), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 27,211,770 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class I directors, and the affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) for each of the ratification of our auditors and the approval of any other matters properly presented at the Annual Meeting is required for stockholder approval. Under Delaware law, abstentions and broker 'non-votes,' or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will not be counted as votes cast and will have no effect on the results of the votes.

    Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Class I directors named in this Proxy Statement, and FOR ratification of the Board of Directors' selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of The Princeton Review at our address set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Princeton Review's 2001 Annual Report, including financial statements for the fiscal year ended December 31, 2001, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation materials.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our Board of Directors currently consists of seven members and is divided into three classes, Class I, Class II and Class III, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, three directors will be elected to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. John S. Katzman, Dr. Frederick S. Humphries and Mr. John C. Reid to serve as Class I directors (the 'Nominees'). Each of the Nominees is currently serving as a Class I director of The Princeton Review. Dr. Humphries was elected by the Board of Directors in April 2002 to fill the vacancy on the Board of Directors created when Mr. V. Frank Pottow resigned from the Board of Directors in January 2002. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

    The Board of Directors recommends a vote FOR the Nominees.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class I directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2003 and 2004, based upon information furnished to us by each director.

Class I Nominees for Election at 2002 Annual Meeting -- Term to Expire in 2005

    John S. Katzman, 42, Chairman and Chief Executive Officer, founded our company in 1981. Mr. Katzman has served as our Chief Executive Officer and director since our formation. Mr. Katzman served as our President from 1981 until August 2000. Mr. Katzman is the brother of Richard Katzman, one of the other members of the Board of Directors. Mr. Katzman is also a director of Student Advantage, Inc. Mr. Katzman received a BA from Princeton University.

    Dr. Frederick S. Humphries, 66, has served as a director of our company since April 2002. Since January 1, 2002, Dr. Humphries has been President and Chief Executive Officer of the National Association for Equal Opportunity in Higher Education, an association of black colleges and universities that focuses on increasing minority student enrollment. Dr. Humphries has served as a member of the USDA Task Force of 1890 Land-Grant Institutions in addition to being involved in various civic and community activities. From 1985 to 2001, Dr. Humphries was the President of Florida Agricultural and Mechanical University in Tallahassee, Florida. Dr. Humphries is also a director of Brinker International, Inc., a company that owns and operates restaurants.
Dr. Humphries received a Ph.D. in physical chemistry from the University of Pittsburgh, a BS from Florida A&M University, and has been awarded honorary degrees from Vincennes University of Indiana, Thomas A. Edison State College, Atlantic College & Theological Seminary (Nassau, Bahamas) and Shaw University.

    John C. Reid, 51, has served as a director of our company since March 2000. Since October, 2001, Mr. Reid has been Entrepreneur-in-Residence at Cedar Street Group, a venture capital company. From August 1999 to December, 2001, Mr. Reid was the Chief Executive Officer of CometSystems.com, a company that develops software for the Internet. From March until June of 2001, Mr. Reid also served as an executive consultant to LearnNow, Inc., a professional education management company acquired by Edison Schools, Inc., a private manager of public schools. From 1996 to 1999, Mr. Reid served as Chief Operating Officer of Edison Schools, Inc. From 1974 to 1996, Mr. Reid served in the Executive Management of The Coca-Cola Company, including from 1985 to 1996 as Senior Vice President, Coca-Cola USA and Chief Environmental Officer, The Coca-Cola Company. Mr. Reid is also a member of the boards of directors of Tutor.com, Inc. and Magnetic Data Technologies, L.L.C. Mr. Reid received a BA from Brandeis University and an MS from Massachusetts Institute of Technology.

Class II Continuing Directors -- Term Expires in 2003

    Richard Katzman, 45, has served as a director of our company since 1985. Since 1997, Mr. Katzman has been the Chairman of the Board and Chief Executive Officer of Kaz, Inc., a manufacturer of humidifiers, vaporizers and other consumer appliances. From 1987 to 1997, Mr. Katzman served as President of Kaz, Inc. Mr. Katzman is the brother of John S. Katzman, the Chairman and Chief Executive Officer of our company. Mr. Katzman received a BA from Brown University.

    Sheree T. Speakman, 47, has served as a director of our company since
March 2000. Since 2001, Ms. Speakman has been Vice President of Services and Support at Edmin.com, Inc., an enterprise solutions company focusing on K-12 education. From 1998 to 2001, Ms. Speakman was President and Chief Executive Officer of Fox River Learning, Inc., an education consulting firm acquired by Edmin.com in 2001. From 1983 to 1998, Ms. Speakman was a principal at Coopers & Lybrand LLP where she led their national efforts in K-12 financial analysis and consulting. Ms. Speakman is also a director of StandardsWork, Inc., an education consulting company that specializes in standards-driven learning. Ms. Speakman received an AB from Albion College and an MBA from the University of Chicago.

Class III Continuing Directors -- Term Expires in 2004

    Richard Sarnoff, 43, has served as a director of our company since 1998. Since 2000, Mr. Sarnoff has been President of the Corporate Development Group of Random House, Inc. From 1998 to 2000, Mr. Sarnoff was Executive Vice President and Chief Financial Officer of Random House. From 1996 to 1998, Mr. Sarnoff served as Chief Financial Officer of Bantam Doubleday Dell, a consumer book publisher, and from 1995 to 1998, he was Senior Vice President, Corporate Development of Bantam Doubleday Dell. Mr. Sarnoff is also a director of Audible, Inc., a company that provides spoken audio content, and a member of the board of the Children's Museum of Manhattan. Mr. Sarnoff received a BA from Princeton University and an MBA from Harvard Business School. Mr. Sarnoff was elected to our Board of Directors in accordance with the terms of our stockholders' agreement which provided that, prior to our initial public offering, Random House, Inc. was entitled to have one representative serve on our Board of Directors.

    Howard A. Tullman, 56, has served as a director of our company since
March 2000. Since March 2000, Mr. Tullman has been the General Manager of the Chicago High Tech Investors I, LLC, an Internet-oriented investment fund. From September 2000 to July 2001, Mr. Tullman served as Chief Executive Officer and director of Worldwide Xceed Group, Inc., an Internet business consulting company. Mr. Tullman was hired by the Board of Directors of Worldwide Xceed Group to reorganize the company. In May 2001, Worldwide Xceed Group filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and was purchased by a third party in July 2001. From September 1996 to February 2000, Mr. Tullman was the Chief

Executive Officer of Tunes.com, Inc. and its predecessors, an Internet music site he helped found, which was sold to EMusic.com, Inc. From October 1993 to October 1996, Mr. Tullman was the President and Chief Executive Officer of Imagination Pilots, Inc., a multimedia software developer he founded in 1993. Mr. Tullman is the Chairman of the Board of The Cobalt Group, a company that provides Internet services to automobile dealers and manufacturers, and serves as a director of Showingtime.com, a company that provides Internet services and software solutions to the real estate industry. Mr. Tullman received a BA from Northwestern University and a JD from Northwestern University School of Law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, 'Section 16 reporting persons'), to file with the Securities and Exchange Commission ('SEC') initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of The Princeton Review. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2001, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, with one exception. On October 8, 2001, Ms. Patricia Vance became Executive Vice President of our Admissions Services division. She filed a late Initial Statement of Beneficial Ownership of Securities on Form 3 in November 2001.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors met seven times during 2001. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served. The Board of Directors has two standing committees: the audit committee and the compensation committee. The Board of Directors does not have a standing nominating committee. During 2001, the audit committee met four times and the compensation committee met three times.

    Audit Committee. On January 18, 2001, the Board of Directors adopted a new charter for the audit committee (the 'Charter'). A copy of the Charter is attached to this Proxy Statement as Appendix I. The Charter contains the audit committee's mandate, membership requirements and duties and obligations. The audit committee oversees the company's financial accounting and reporting processes on behalf of the Board of Directors. In accordance with the Charter, the audit committee recommends an independent accounting firm to audit our financial statements, reviews the scope and results of audits with our independent auditors, considers the fees to be paid to our auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal accounting procedures and controls and considers our auditors' independence. The audit committee currently consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman. Each member of the audit committee is an 'independent director' as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc.

    Compensation Committee. The primary function of the compensation committee is to determine management and executive compensation and establish fringe benefit and other compensation policies. The compensation committee is also responsible for the administration of our stock incentive plan, including reviewing management recommendations with respect to grants of awards and taking other actions as may be required in connection with our compensation and incentive plans. The compensation committee currently consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman.

    Our by-laws prescribe an advance notice procedure with regard to the nomination, by a stockholder, of candidates for election as directors (the 'Nomination Procedure'). The by-laws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: The Princeton Review, Inc. 2315 Broadway, New York, New York 10024: Attn: Mark Chernis, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1, 2001 until our initial public offering on June 19, 2001, V. Frank Pottow, Richard Sarnoff and Howard A. Tullman served as members of our compensation committee. From the date of our initial public offering and through the remainder of fiscal 2001, John C. Reid, Sheree T. Speakman and Howard A. Tullman served as members of our compensation committee. None of the members of our compensation committee is, or has been, an officer or employee of ours or any of our subsidiaries. John Katzman, our Chairman and Chief Executive Officer, serves as a director and member of the compensation committee of Kaz, Inc. Richard Katzman, Chairman and Chief Executive Officer of Kaz, Inc., serves as a director of our company.

COMPENSATION OF DIRECTORS

    Each of our non-employee directors, other than Dr. Humphries, received an award of options to purchase 16,920 shares of Common Stock in 2000 as one-time compensation for services as a director. Richard Katzman received an additional grant of options to purchase 25,380 shares of common stock in consideration for past services as our director. These options have an exercise price of $7.39 and vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to an additional 6.25% of such shares each quarter thereafter until fully vested. All of the options have a term of 10 years, subject to earlier termination in the event of termination of service as our director. Dr. Humphries is expected to shortly receive a grant of stock options commensurate with the grants made to our other non-employee directors, with an exercise price equal to the fair market value of our Common Stock on the date of grant.

    Other than as described in the preceding paragraph, to date we have not paid our directors for their service on our Board of Directors or its committees. We reimburse our directors for reasonable expenses they incur in attending meetings of our Board of Directors and its committees.

                         REPORT OF THE AUDIT COMMITTEE

    The information contained in this report shall not be deemed to be 'soliciting material' or 'filed' or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

    The audit committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2001 and interim quarterly results, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 'Communications with Audit Committees,' and (iii) considered the independence of Ernst & Young LLP, by having discussions with representatives of Ernst & Young LLP, and received a letter from them including disclosures required by the Independence Standards Board Standard No. 1 'Independence Discussions with Audit Committees.' On the basis of the above, the audit committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2001 be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sheree T. Speakman, Chairperson
John C. Reid
Howard A. Tullman

                             EXECUTIVE COMPENSATION

    The following table shows the total compensation paid for the last three fiscal years to our Chief Executive Officer and the other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000 in 2001. The individuals included in the following table are collectively referred to as the 'Named Executive Officers.'

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                                                        NUMBER OF
                                             ANNUAL COMPENSATION        SECURITIES
                                          --------------------------    UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS       OPTIONS      COMPENSATION
      ---------------------------         ----    ------     -----       -------      ------------
John S. Katzman ........................  2001   $400,000   $ 25,000          --               --
  Chairman and Chief Executive Officer    2000    381,181    200,000          --               --
                                          1999    368,433         --          --               --
Mark Chernis ...........................  2001    265,225     75,000          --               --
  President, Chief Operating Officer and  2000    255,462    140,125     277,513       $4,654,550(1)
  Secretary                               1999    228,462     47,273          --        5,000,000(2)
Stephen Quattrociocchi .................  2001    252,350     50,000          --               --
  Executive Vice President, Test          2000    232,885     57,476     117,285        1,792,164(1)
  Preparation Services Division           1999    200,000         --          --        1,250,000(2)
Bruce Task .............................  2001    257,300     60,000          --               --
  Executive Vice President, Princeton     2000    236,538     86,700      64,549        1,143,873(1)
  Review Ventures                         1999    196,250     25,000          --          625,000(2)
Stephen Melvin .........................  2001    210,000     55,000     100,000               --
  Chief Financial Officer and Treasurer   2000    195,000     63,000     143,820          603,539(1)
                                          1999    165,096     30,000          --          625,000(2)

---------

(1) Represents the value of shares of our Common Stock, shares of common stock of Student Advantage, Inc. and cash, all of which were issued to the executives listed in the above table in exchange for outstanding phantom stock units ('PSUs') and stock appreciation rights in connection with the termination of our phantom stock unit and stock appreciation rights plans and the adoption of our 2000 Stock Incentive Plan as part of our restructuring.

(2) Represents the value, as of December 31, 1999, of PSUs awarded to each of the executives listed in the table above during the year then ended. All of these PSUs were relinquished in connection with the termination of the phantom stock unit plan and the adoption of our 2000 Stock Incentive Plan as part of our restructuring.

OPTION GRANTS IN 2001

    The following table shows grants of stock options to our Chief Executive Officer and to the other Named Executive Officers during 2001. The exercise price per share of each option was not less than the fair market value of the Common Stock on the date of grant. All options shown in the following table vest as to 6.25% of the total grant each quarter following the grant date until fully vested. All of the options have a term of 10 years, subject to earlier termination in the event of a termination of employment.

    Potential realizable values are net of exercise price before taxes and are based on the assumption that our Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants shown in the table below.

                                                    INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                    --------------------------------------------------     VALUE AT ASSUMED
                                                  PERCENT OF                                 ANNUAL RATES
                                    NUMBER OF       TOTAL                                   OF STOCK PRICE
                                    SECURITIES     OPTIONS                                   APPRECIATION
                                    UNDERLYING    GRANTED TO    EXERCISE                      FOR OPTION
                                     OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
               NAME                  GRANTED     FISCAL YEAR    PER SHARE      DATE         5%         10%
               ----                  -------     -----------    ---------      ----         --         ---
John S. Katzman...................        --           --            --            --          --           --
Mark Chernis......................        --           --            --            --          --           --
Stephen Melvin....................   100,000        21.0%         $5.20      10/15/11    $726,104   $1,464,213
Stephen Quattrociocchi............        --           --            --            --          --           --
Bruce Task........................        --           --            --            --          --           --

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table provides information on options exercised during 2001, and options held at year end, by the Named Executive Officers.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                  OPTIONS AT 2001 YEAR-END          AT 2001 YEAR-END
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------     --------   -----------   -------------   -----------   -------------
John S. Katzman...............         --          --           --             --             --             --
Mark Chernis..................         --          --      134,751        142,762       $168,083        $37,118
Stephen Melvin................         --          --       62,921        180,899         16,359        266,034
Stephen Quattrociocchi........         --          --       75,409         41,876        108,070         10,888
Bruce Task....................         --          --       41,946         22,603        147,456          5,877

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with each of our Named Executive Officers. The specific material terms of each of these employment agreements are set forth in the table below. Each of the agreements provides for an annual base salary that increases by 3% each year and includes a performance bonus calculated as a percentage of annual base salary. Each agreement provides for an initial term ending February 14, 2004 with automatic renewal for additional two-year periods on each termination date of the preceding term of the agreement until the executive voluntarily terminates employment or until we give written notice of non-renewal at least six months prior to the anniversary date of the agreement.

    Certain of the employment agreements grant the executive stock options to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date. These stock options are subject to the provisions of our stock incentive plan. The stock options granted to each executive vest in equal quarterly installments until the fourth anniversary of the date of the option grant. Regardless of these vesting provisions, the stock options become 100% exercisable upon the occurrence of a 'change in control,' as defined in our stock incentive plan.

    Under these agreements, if we terminate the executive's employment without cause or if we do not renew the agreement, we have agreed to pay the executive his annual base salary, and, in certain cases, to reimburse the executive for any payments he makes to maintain medical and dental insurance, for a specified amount of time following termination.

    Each executive has agreed not to compete with us in the business of providing assistance with respect to preparation for standardized examinations or the college, professional school, or graduate school admissions process for 18 months following the expiration or termination of his agreement. Each executive has also agreed that for 18 months after the expiration or termination of his agreement, he will not solicit the services of any of our employees or our franchisees' employees, and he will not take any action that results, or might reasonably result, in any employee ceasing to perform services for us or any of our franchisees and then commencing services for the executive.

 Certain Material Terms of Employment Agreements with Named Executive Officers

                                                        PERFORMANCE BONUS
                                            INITIAL     AS PERCENTAGE OF   NUMBER OF     DURATION OF
                                DATE OF   ANNUAL BASE      ANNUAL BASE      OPTIONS       SEVERANCE
          EXECUTIVE            AGREEMENT    SALARY           SALARY         GRANTED       PAYMENTS
          ---------            ---------    ------           ------         -------       --------
John S. Katzman..............   4/11/02    $400,000        Up to 100%            --       18 months(3)
Mark Chernis.................   4/10/02     320,000         Up to 50%       100,000(1)    18 months(3)
Stephen Melvin...............  10/15/01     250,000         Up to 50%       100,000(2)    10 months
Steve Quattrociocchi.........   4/10/02     275,000         Up to 50%        50,000(1)    12 months
Bruce Task...................   4/15/02     265,225         7.5 - 60%        40,000(1)    12 months(4)

---------

(1) Stock option exercise price of $7.65 per share.

(2) Stock option exercise price of $5.20 per share.

(3) Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the duration of the specified period.

(4) Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the number of weeks equal to twice the number of years Mr. Task was employed by us. Additionally, if Mr. Task voluntarily terminates his employment, we have agreed to pay him his base salary for six months following such termination.

REPORT ON EXECUTIVE COMPENSATION

    The compensation committee (the 'Committee') of the Board of Directors sets the compensation of the Chief Executive Officer, considers the design and effectiveness of the compensation program for the other executive officers of the company and approves the final compensation package, employment agreements and stock option grants for all executive officers. The Committee is composed entirely of outside directors who have never served as officers of The Princeton Review.

    Executive Compensation Objectives and Philosophy. The objective of The Princeton Review's executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of the company and to align the interests of these executives with those of our stockholders. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, the Committee considers a number of criteria, including the executive's scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives. The Princeton Review's policy is to enter into employment agreements with all executive officers. These employment agreements are typically for an initial term of two years, renewing automatically for additional two-year periods, and set forth initial base salary levels and bonus ranges, with minimum increases provided for within a specified range.

    Base Salary. In establishing base salaries, the Committee primarily considers prior and current period performance, scope of responsibilities and compensation levels for similar positions at companies similar to The Princeton Review. Base salaries are generally specified under employment agreements with executive officers, providing for minimum yearly increases within a specified range. Each executive officer's base salary is reviewed annually and adjusted based upon the specific terms of his or her employment agreement and overall company and individual performance.

    Annual Incentives. In addition to base salaries, executive officers are eligible to receive annual cash bonuses. Cash bonuses payable to executives are based primarily upon achievement of specified individual and company performance objectives. Minimum annual bonus eligibility is generally set forth in the executive's employment agreement and is expressed as a percentage of base salary. For the 2001 fiscal year, each executive officer of the company received a cash bonus, which was determined after an evaluation of the level of attainment of specified individual and company wide performance goals. The cash bonuses earned by the Named Executive Officers in fiscal 2001 are discussed above under 'Summary Compensation Table.'

    Long-Term Equity-Based Incentive Awards. Long-term equity-based incentives are provided by the company to executive officers through the granting of stock options. Stock option grants are designed to align the executive's interests with those of the stockholders and provide each executive officer with a significant incentive to manage the company in a manner which maximizes stockholder value. Stock options are granted pursuant to The Princeton Review 2000 Stock Incentive Plan, which also authorizes grants of restricted and deferred stock awards. The Committee determines the size of the stock option grants according to each executive's position with, and contribution to, the company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account each individual's potential for future responsibility and promotion, the levels of equity ownership of executives in similar positions at comparable companies and the number of options held by that individual at the time of the new grant. The only executive officer who received an option grant during the fiscal year 2001 was Mr. Melvin. The material terms of the stock options granted to Mr. Melvin are described above in 'Option Grants in 2001.'

    Chief Executive Officer Compensation. The principal factors considered by the Committee for Mr. Katzman's compensation package are generally the same as those considered by the Committee in relation to the compensation of the other executive officers, with the exception that Mr. Katzman's compensation does not have a long term equity-based incentive component, since Mr. Katzman already holds a large percentage of the company's stock. Mr. Katzman's base salary for the fiscal year 2001 was $400,000, which was consistent with the terms of his then effective employment agreement and was set by the Committee after an evaluation of the company's performance for the 2000 fiscal year. Mr. Katzman's employment agreement also provided that his bonus amount for 2001 was to be between 10% and 100% of his salary for 2001, with the final amount to be determined by the Board of Directors in its discretion. Notwithstanding the provisions of his employment agreement, Mr. Katzman accepted a bonus of $25,000 for the 2001 fiscal year in order to maintain total company bonus payments for the 2001 fiscal year within the budgeted levels. In April 2002, The Princeton Review entered into a new employment agreement with Mr. Katzman. Mr. Katzman's new employment agreement, covering his compensation for the 2002 and 2003 fiscal years, provides that his bonus for those periods is to be calculated utilizing a formula that takes into account the company's success in achieving certain statement of operations-based performance objectives and the company's stock price. The material terms of Mr. Katzman's current employment agreement are described above under 'Employment Agreements.'

    Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on The Princeton Review's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the company's stockholders. The Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing the company's executives with appropriate compensation for their performance. The Princeton Review did not pay any compensation during 2001 that would be subject to the limitations set forth in section 162(m).

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Howard A. Tullman, Chairman
John C. Reid
Sheree T. Speakman

                            STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of the cumulative total stockholder return on our Common Stock for the period from June 19, 2001 (the date upon which our Common Stock commenced trading on the Nasdaq National Market) to December 31, 2001 with the cumulative total return for (i) the Nasdaq Stock Market Composite Index (the 'NASDAQ Index') and (ii) a peer group that we selected that consists of companies that provide various educational services. The peer group is composed of Lightspan, Inc. (LSPN), PLATO Learning, Inc.
(TUTR), Renaissance Learning, Inc. (RLRN), Riverdeep Group plc (RVDP), and Sylvan Learning Systems, Inc. (SLVN) (the 'Peer Index'). Total return values were calculated based on cumulative total return assuming the investment, at the closing price on June 19, 2001, of $100 in each of the Common Stock, the NASDAQ Index and the Peer Index.


   [PERFORMANCE GRAPH SHOWING THE FOLLOWING INFORMATION HAS BEEN OMITTED:

                                             6/19/01             12/31/01
                                             -------             --------
The Princeton Review, Inc. ..............      $100                $80.53
NASDAQ Index.............................      $100                $97.88
Peer Index...............................      $100                $76.33]

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by us under those statutes.

                            OWNERSHIP OF SECURITIES

    The following table shows, as of March 31, 2002, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or Nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock, and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

    Unless indicated otherwise below, the address for each listed director and officer is The Princeton Review, Inc., 2315 Broadway, New York, New York 10024. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following March 31, 2002, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,194,751 shares of Common Stock outstanding as of March 31, 2002.

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                       OWNED          OWNED
                  ------------------------                       -----          -----
John S. Katzman(1)..........................................    9,655,835       35.51%
Random House TPR, Inc.(2) ..................................    2,586,631        9.51
  1540 Broadway
  New York, NY 10036
SGC Partners II, LLC(3) ....................................    3,428,061       12.61
  1221 Avenue of the Americas
  New York, NY 10020
Mazama Capital Management, Inc.(4) .........................    1,683,150        6.19
  One S.W. Columbia, Suite 1860
  Portland, OR 97258
Mark Chernis(5).............................................      579,461        2.12
Bruce Task(6)...............................................      300,511        1.10
Stephen Melvin(7)...........................................      127,688           *
Stephen Quattrociocchi(8)...................................      208,993           *
Frederick S. Humphries......................................           --          --
Richard Katzman(9)..........................................       28,768           *
John C. Reid(10)............................................        8,460           *
Richard Sarnoff(11).........................................        7,403           *
Sheree T. Speakman(10)......................................        8,460           *
Howard A. Tullman(10).......................................       19,148           *
All executive officers and directors as a group
  (15 persons)(12)..........................................   11,322,943       40.88%

---------

*   Less than one percent.

 (1) Includes 102,160 shares held by Mr. Katzman's wife. Mr. Katzman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 1,369,735 shares held by Katzman Business Holdings, L.P. and 7 shares held by Katzman Management, Inc. Katzman Management, Inc. is the general partner of Katzman Business Holdings, L.P. and is wholly owned by Mr. Katzman.

 (2) Random House TPR, Inc. is a wholly-owned subsidiary of Random House, Inc.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) SGC Partners II is a wholly-owned subsidiary of SG Merchant Banking Fund, L.P. The general partner of SG Merchant Banking Fund is SG Capital Partners, LLC. The managing member of SG Capital Partners is SG Cowen Securities Corporation. As a result of these relationships, SG Merchant Banking Fund, SG Capital Partners and SG Cowen Securities Corporation may each be deemed to share beneficial ownership of these shares. Each of these entities disclaims beneficial ownership.

 (4) Mazama Capital Management, Inc. has sole voting power with respect to 1,454,150 shares and sole power to dispose of or direct the disposition of 1,683,150 shares.

 (5) Includes 150,614 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

 (6) Includes 44,457 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

 (7) Includes 84,410 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

 (8) Includes 83,785 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

 (9) Includes 21,150 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(10) Includes 8,460 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(11) Includes 7,403 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(12) Includes 501,142 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH RANDOM HOUSE, INC.

    During 2001, we derived a total of approximately $2,485,000 in revenue from royalties, marketing fees, advances, copy editing fees and other fees from Random House, Inc. under a number of publication agreements. Random House, through its subsidiary Random House TPR, Inc., beneficially owned approximately 9.5% of our Common Stock, as of March 31, 2002. Richard Sarnoff, President of the Corporate Development Group of Random House, also serves on our Board of Directors.

    We believe that our transactions with Random House were in our best interests and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

ACQUISITION OF PRINCETON REVIEW OF BOSTON, INC. AND PRINCETON REVIEW OF NEW JERSEY, INC.

    On March 2, 2001, we acquired the assets comprising the businesses of two of our former franchisees, Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc. Robert L. Cohen, who became our Executive Vice President, K-12 Services division immediately following this transaction, is co-founder and 50% owner of Princeton Review of Boston and co-founder and 47.5% owner of Princeton Review of New Jersey. Upon the consummation of this acquisition, Mr. Cohen executed an employment agreement with us. In addition, Joel Rubin, the spouse of Linda Nessim-Rubin, our Executive Vice President, Communications, is an employee and 5% owner of Princeton Review of New Jersey and is an employee of Princeton Review of Boston.

    The total purchase price paid by us in connection with this acquisition was approximately $13.8 million and was determined through arm's length negotiations between us and the sellers, including Mr. Cohen. Approximately $10,175,000 of the purchase price was paid in cash at the time of the closing and the remaining $3,625,000 was paid by delivery of two subordinated promissory notes. Mr. Cohen's interest in the consideration paid by us for the assets of these businesses corresponds to his percentage ownership in Princeton Review of Boston and Princeton Review of New Jersey. Mr. Cohen also received a payment from us in the amount of $200,000 in consideration for the non-competition and non-solicitation restrictions set forth in the asset purchase agreement relating to the transaction.

    Mr. Rubin's interest in the consideration paid by us for the assets of Princeton Review of New Jersey corresponds to his 5% equity interest in that company. Mr. Rubin's interest in the consideration paid by us for the assets of Princeton Review of Boston is governed by a long-term employment agreement that gives him a right to a bonus equal to 5% of the proceeds from the sale of the assets of Princeton Review of Boston.

OTHER TRANSACTIONS

    Under an employment agreement with Mark Chernis, our President and Chief Operating Officer, we agreed to lend Mr. Chernis on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 178,316 shares of our Common Stock owned by Mr. Chernis. The loan is evidenced by a promissory note and a pledge and security agreement entered into on November 27, 2001, and a second promissory note entered into on March 7, 2002. As of March 31, 2002, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

    Under an employment agreement with Bruce Task, our Executive Vice President, Princeton Review Ventures, we agreed to lend Mr. Task on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 120,750 shares of our Common Stock owned by Mr. Task. The loan is evidenced by a promissory note and a pledge and security agreement entered into on August 15, 2001. As of March 31, 2002, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

    Under an employment agreement with Steven Hodas, our Executive Vice President, Strategic Development, we agreed to lend Mr. Hodas on a fully non-recourse basis up to an aggregate principal amount of $250,000 for a purchase of real estate. The loan is for a three-year term subject to earlier prepayment upon the occurrence of specified events, and accrues interest at 7.3% per year. The loan does not require Mr. Hodas to pay principal or interest during the term of the loan and is secured by 53,001 shares of our Common Stock owned by Mr. Hodas. The loan is evidenced by a promissory note and security agreement entered into on September 19, 2000. As of March 31, 2002, approximately $85,000 had been advanced and was outstanding under the loan, and $85,000 is the largest principal amount outstanding since the loan was made.

        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation of the audit committee of the Board of Directors, the Board of Directors has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2002 and hereby requests that the stockholders ratify such appointment.

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that year were approximately $250,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under 'Audit Fees' and 'Financial Information Systems Design and Implementation Fees,' for the fiscal year ended December 31, 2001 were approximately $715,000. These other services consisted primarily of (i) services rendered in connection with acquisitions made by us and (ii) services rendered in connection with our initial public offering of Common Stock in June, 2001, including services provided in the preparation of our registration statement on Form S-1 filed with the SEC. The audit committee has considered whether the provision of the non-audit services described herein is compatible with maintaining the independence of Ernst & Young LLP. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

    The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by The Princeton Review. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    For stockholder proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders to be held in 2003 (the '2003 Annual Meeting'), all applicable requirements of Rule 14a-8 promulgated under the Exchange Act ('Rule 14a-8') must be satisfied and such proposals must be received by us at our principal executive offices no later than Friday, January 3, 2003.

    Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2003 Annual Meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2003 Annual Meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the Annual Meeting. Accordingly, for our 2003 Annual Meeting, proposals must be received at our principal executive offices not earlier than Wednesday, March 13, 2003 and not later than Friday, April 12, 2003. However, in the event that the 2003 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2003 Annual Meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

    All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be mailed to: The Princeton Review, Inc. 2315 Broadway, New York, New York 10024, Attn: Mark Chernis, Secretary.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Mark Chernis
                                          Mark Chernis
                                          Secretary

Dated: April 29, 2002

                                                                      APPENDIX I

                           THE PRINCETON REVIEW, INC.
                            AUDIT COMMITTEE CHARTER

(I) ORGANIZATION OF AUDIT COMMITTEE

    The operations of the audit committee shall be governed by this charter. The committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The members of the committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of the management and the Company. Members of the committee shall be considered independent if they have no relationship that, in the opinion of the board of directors, would interfere with the exercise of their independent judgement in carrying out the responsibilities of a director. All committee members shall have a working familiarity with basic financial and accounting practices and at least one member shall have accounting or related financial management experience.

(II) POLICY STATEMENT OF THE AUDIT COMMITTEE

    The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board of directors. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

(III) RESPONSIBILITIES AND PROCESSES OF THE AUDIT COMMITTEE

    The primary responsibilities of the audit committee are to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board of directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing or reviewing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate 'tone' for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    1) The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board of directors and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board of directors the selection of the Company's independent auditors, subject to shareholders' approval.

    2) The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

    3) The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

    4) The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit, the independent auditors' report and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   Appendix II


                           THE PRINCETON REVIEW, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of The Princeton Review, Inc. (the 'Company') hereby appoints John S. Katzman, Mark Chernis and Stephen Melvin and each of them, with power of substitution to each, true and lawful Proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company held of record by the undersigned as of the close of business on April 23, 2002 at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 11, 2002 at 10:00 a.m., local time, at The Kitano Hotel, located at 66 Park Avenue, New York, New York 10016 (the 'Annual Meeting'), and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PROPOSAL 1. Election of Directors

            [ ] FOR all nominees listed below  [ ] WITHHOLD authority to vote for all nominees listed below

            TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

            John S. Katzman        John C. Reid       Frederick S. Humphries

            Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2. To ratify and approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

            [ ] FOR PROPOSAL 2  [ ] AGAINST PROPOSAL 2 [ ] ABSTAIN ON PROPOSAL 2

            Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

                                                              (see reverse side)

   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2002.

                                                   Date: _______________________

                                                   Signature: __________________

                                                   Signature: __________________

                                                   (This Proxy should be marked,
                                                   dated, signed by the
                                                   stockholder(s) exactly as his
                                                   or her name appears hereon,
                                                   and returned promptly in the
                                                   enclosed envelope. Persons
                                                   signing in a fiduciary
                                                   capacity should so indicate.
                                                   If shares are held by joint
                                                   tenants or as community
                                                   property, both should sign.)

                    PLEASE SIGN, DATE AND RETURN IMMEDIATELY